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                                                                     Exhibit 5

                   [NORRIS, MCLAUGHLIN & MARCUS LETTERHEAD]




New Brunswick Scientific Co., Inc.
44 Talmadge Road
P.O. Box 4005
Edison, New Jersey 08818-4005

Gentlemen:

         We refer to the proposed registration for issue and sale by New Brunswick Scientific Co., Inc. (the "Company") of 99,500 shares of the Company's Common Stock (the "Shares"), par value $0.0625 per share, to participants in the New Brunswick Scientific Co., Inc. 1989 Stock Option Plan For Nonemployee Directors (the "Plan") upon the exercise of stock options granted to them pursuant to the Plan.

         We have examined copies of the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, (the "Act") which the Company proposes to file with the Securities and Exchange Commission with respect to the Plan and the Shares. We have also examined such corporate records, certificates of public officials or corporate officers and agents, and other documents we have deemed necessary in order to enable us to render the opinion set forth below.

         Based on the foregoing examination, it is our opinion that the Shares are validly authorized and, assuming that (a) the Shares issuable will be validly authorized on the dates of exercise, (b) the above-mentioned registration statement on Form S-8 becomes effective under the Act, (c) on the dates of exercise, the stock options will have been duly executed, issued and delivered pursuant to the Plan, (d) the stock options are duly exercised in accordance with the Plan, (e) due execution and delivery of certificates evidencing the Shares against payment therefor in accordance with the Plan, and (f) no change occurs in the applicable laws or pertinent facts, the Shares so issuable will be validly issued, fully paid and non-assessable.



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New Brunswick Scientific Co., Inc.
June 10, 1996
Page 2


         We hereby consent to the use of this opinion as an exhibit to the above-mentioned registration statement and to the reference to this firm under the heading "Legal Matters", in the prospectus contained therein.

                                            Very truly yours,

                                            NORRIS, MCLAUGHLIN & MARCUS



                                            By:
                                               -------------------------------
                                                PETER D. HUTCHEON
                                                A Member of the Firm